Exhibit 4.36

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Dated 1 April 2024

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

- and -

CENTOGENE GmbH

1. Amendment to

GLOBAL MASTER SUPPLY AND
SERVICES AGREEMENT

This 1. Amendment to the GLOBAL MASTER SUPPLY AND SERVICES AGREEMENT, dated 1 April 2023, (this “Amendment”) is effective as of 1 April 2024 (the “Effective Date”) and is by and between:

(1)

TAKEDA PHARMACEUTICALS INTERNATIONAL AG, a Swiss stock corporation incorporated under the laws of the Swiss Confederation under identification number CHE-113.444.401, having its registered office at Thurgauerstrasse 130, 8152 Glattpark (Opfikon), Switzerland (“Takeda”); and

(2)

CENTOGENE GmbH (formerly CENTOGENE AG), a German limited liability company registered with the commercial register of the local court ('Amtsgericht') of Rostock under the number HRB 14967 and having a business address at, Am Strande 7, 18055 Rostock, Germany, (“Centogene”),

each a “Party” and together the “Parties”.

PREAMBLE

(A)	The Parties have entered into the GLOBAL MASTER SUPPLY AND SERVICES AGREEMENT, dated 1 April 2023 (the “Agreement”).
(B)	The Parties intend to extend the term of the Agreement and to amend certain sections of the Agreement as set out in this Amendment.

NOW, THEREFORE, Takeda and Centogene, intending to be legally bound, hereby agree as follows:

1.	changes to Section 9 of the agreement “Price and Terms of Payment”
1.1	A new section 9.5 shall be added to the Agreement as follows:

9.5 Training, Medical Training and Expert Time (Training Services). Training Services will be performed only upon Takeda’s request. The prices for Training Services are set out in Exhibit 7 and Centogene shall invoice Takeda or an Affiliate of Takeda, as the case may be depending on the requesting entity, for the Training Services immediately upon completion of all Training Services specified in such services order.

2.	changes to Section 13 of the agreement “Quality”
2.1	Section 13.1 of the Agreement shall be replaced in its entirety as follows:

Technical Quality Agreement. The Technical Quality Agreement was entered into between the Parties on 26 June 2023 and shall be binding upon the Parties to this Agreement.

3.	changes to Section 14 of the Agreement “Vigilance”
3.1	Section 14.2 of the Agreement shall be replaced in its entirety as follows:

14.2 Takeda Assistance. Takeda will report Complaints and Incidents to Centogene and, as applicable, to the local representatives as set out in Exhibit 10, and assist in the conduct of field safety corrective actions, e.g., recalls, under responsibility of Centogene. Takeda shall notify Centogene of any Complaint or Incident immediately, but not later than [*****] ([*****]) calendar day after awareness of Takeda. Such notice shall be forwarded to Centogene by email (to: [*****]) and include the name, address, and telephone number of the person making the Complaint or report of an Incident, the Customized DBS Test Kit(s) involved and the nature of the Incident. Exhibit 10 shall be updated by Centogene as necessary and all changes shall be communicated to Takeda in writing.

4.	Section 19 of the Agreement “Representations and Warranties”
4.1	A new section 19.6 shall be added to the Agreement as follows:

19.6 Sanctions and Export Compliance.

19.6.1   Each Party agrees to comply with all applicable export control and trade sanctions laws and regulations, including those of the [*****], [*****], [*****], [*****], and [*****] ("Export Control and Trade Sanctions").

19.6.2   Each Party:

19.6.2.1     represents and warrants that neither it nor its directors, officers, or subsidiaries are designated or sanctioned parties under Export Control and Trade Sanctions;

19.6.2.2     shall promptly notify the other Party in writing if it becomes aware of any change in its status on any Export Control and Trade Sanctions lists;

19.6.2.3    agrees not to provide services or goods to the other Party in connection with countries, regions, and/or parties subject to Export Control and Trade Sanctions absent government authorization and prior express written agreement with the receiving Party;

19.6.2.4     shall indemnify and hold the other Party harmless from any claims, losses, damages, or liabilities arising from a breach of this sanctions and export compliance clause; and

19.6.2.5     upon request, each Party shall provide the other Party with written assurance of its compliance with applicable Export Control and Trade Sanctions, including any necessary export licenses or approvals obtained under the applicable Export Control and Trade Sanctions.

19.6.3     The parties acknowledge that any goods, software, technical data, or services provided under this agreement may be subject to Export Control and Trade Sanctions, and they agree not to export, re-export, or transfer such items or services in violation of applicable Export Control and Trade Sanctions. The parties shall obtain any necessary licenses or approvals required under the applicable Export Control and Trade Sanctions for the export, re-export, or transfer of such items and services.

5.	changes to exhibit 1 of the agreement “Existing Customized DBS Test Kit Countries”
5.1	Exhibit 1 of the Agreement shall be replaced by a revised Exhibit 1 as attached to this Amendment.
6.	changes to exhibit 3 of the agreement “monthly diagnostic test reports”
6.1	The Parties agree to add the following sentence to Exhibit 3:

Monthly Reports shall be provided in a password-protected format.

7.	changes to exhibit 7 of the agreement “pricing”
7.1	Exhibit 7 of the Agreement shall be replaced by a revised Exhibit 7 as attached to this Amendment.
8.	changes to exhibit 9 of the agreement “testing services”
8.1	Exhibit 9 of the Agreement shall be replaced by a revised Exhibit 9 as attached to this Amendment.
9.	Term
9.1	Term. The Parties agree to extend the Term of the Agreement until 31 March 2026.
10.	Miscellaneous
10.1	Other stipulations in the Agreement. All other stipulations in the Agreement not mentioned in this Amendment shall remain in full force and effect.
10.2	Counterparts, Electronic Signatures and Delivery. This Amendment may be executed in one (1) or more duplicate originals, all of which together shall be deemed one and the same instrument. Each Party agrees that any digital (and encrypted) electronic signature of one of the Parties, included in or opposed to this Amendment is intended to execute and authenticate this Amendment and to have the same force and effect as a manuscript signature. Delivery of a copy of this Amendment bearing an original manuscript or electronic signature by facsimile transmission, electronic mail, or any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original manuscript or electronic signature.
10.3	Costs. Each Party shall bear the costs of its own accountants, attorneys, consultants and other professional advisors in connection with the negotiation and execution of this Amendment.

10.4	Effective Date. This Amendment comes into force and takes effect as of the Effective Date.

Place:	Place:

Date:	Date:

for and on behalf of Takeda Pharmaceuticals International AG	for and on behalf of Centogene GmbH

Name:	Name:

Title:	Title:

Name:	Name:

Title:	Title:

Exhibit 1
Existing Customized DBS Test Kit Countries

Country	Language	Takeda importation and distribution activities	Regulatory review ongoing*
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

* In all other countries regulatory review confirmed compliance of Customized DBS Test Kits with current local regulatory requirements.

Countries to be developed (Development Order pending)

Country	Language	Takeda importation and distribution activities

Exhibit 7
Pricing

1.	Development Services
a)	Development Fees:
●	A lump sum fee of [*****] per specific Customized DBS Test Kit development project if the Development Services require translations into a new language (i.e., a language for which Centogene doesn’t offer Customized DBS Test Kits at the time of Takeda’s RFQ).
●	A lump sum fee of [*****] per specific Customized DBS Test Kit development project if the Development Services do not require translations into a new language.
b)	Regulatory Fees: in addition to the fees under Section 1a) above, Centogene may invoice Takeda the actual and documented expenditures by Centogene to obtain Regulatory Approvals, including any third-party regulatory consultant fees, provided however that Takeda’s reimbursement of those expenditures will be capped, depending on the relevant country, to the following amount:
Countries	Cap on reimbursement of regulatory fees
All countries	[*****]

2.	Training, Medical Training and Expert Time (upon request)
●	At least [*****] ([*****]) CentoPortal® training sessions not exceeding a total of [*****] ([*****]) hours of such training per year will be performed by Centogene [*****].
●	Without prejudice to the foregoing bullet point, [*****] per training session on specific, pre-agreed technical matters, e. g. for CentoPortal® or CentoCard® use.
●	[*****] for Centogene’s medical experts, e. g for medical training, such as on specific diseases, and participation at round tables or other expert events such as speaker events. For the avoidance of doubt, any preparation time shall be charged at the same rate.
3.	Manufacture and Supply

[*****] euro /Customized DBS Test Kit

4.	Testing Services

Takeda shall pay a Testing Services Fee for each Test in respect of which Testing Services are performed by Centogene in accordance with the terms of this Agreement during the Term, in accordance with the following table:

Indication	Price per test
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
Avg. Weighted price per test	[*****]

For the avoidance of doubt, the Testing Services Fee includes all Testing Services as specified in Exhibit 9.

Exhibit 9

Testing Services

1.	The performance of Tests by Centogene, on DBS Cards (whether Centogene DBS Test Cards or Non-CG DBS Test Cards), whole blood samples, plasma samples and upon specific request by Takeda and approval by Centogene buccal swabs, for the purpose of identifying Patients suffering from rare genetic diseases;
2.	Quality testing of Customized DBS Test Kits and/or Non-CG DBS Test Kits received;
3.	Monitoring of and ensuring compliance of manufacture, supply and provisions of any Customized DBS Test Kits or the provision of Services with Applicable Laws or Standards of the Territory, and informing Takeda of any changes to the Applicable Laws or Standards;
4.	Reporting pursuant to Section 10 of the Agreement;
5.	Regulatory services for maintaining relevant registrations in Existing Customized DBS Test Kit Countries in compliance with Applicable Laws or Standards;
6.	Alliance management, including dedicated primary project manager contact and all costs of Centogene’s Alliance Managers in participating in the Alliance Team and the Joint Steering Committee;
7.	Importation activities required to import Customized DBS Test Kits into the relevant countries in accordance with Applicable Laws as far as not coordinated by Takeda pursuant to Exhibit 1 of the Agreement;
8.	Operation and maintenance of CentoPortal;
9.	Dispatch of digital medical reports via CentoPortal (or via postal mail if digital reports cannot be delivered);
10.	Operation of Centogene email hotline including recording of the response time;
11.	Country-specific support services provided through Centogene’s corporate project management or local representatives;
12.	Onboarding and strategic introductory meetings for Takeda medical lead and alliance management team;
13.	Provision of testing methodology training materials pursuant to Section 8.5 of the Agreement;
14.	Centralized invoicing;
15.	Validating and qualifying the instruments and equipment used for the Tests (including, without limitation, conducting installation, operational and performance qualification) and maintaining all such instruments and equipment in a compliant state;
16.	Notification of Contaminants in accordance with the Agreement;
17.	Re-establishing any suspended Testing Services;
18.	Audit support, audit follow-up actions.

Exhibit 10

Local Representatives

Territory	Name and Address	Contact for complaints and reportable events
[*****]	[*****]	[*****] and [*****]